UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 28, 2006 (June 19, 2006)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038 (Zip Code)
(Address of principal executive office)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreement.

On June 23, 2006, MortgageIT Holdings, Inc. (the ‘‘Company’’) filed a Current Report on Form 8-K, announcing that as of June 19, 2006, the Company, MortgageIT, Inc. and MHL Funding Corp. (collectively, the ‘‘Sellers’’) entered into Amendment No. 12 (the ‘‘Amendment’’) to the Master Repurchase Agreement among the Sellers and Credit Suisse First Boston Mortgage Capital LLC (as amended, the ‘‘Repurchase Agreement’’). In such Current Report, the Company inadvertently disclosed that one of the significant changes to the Repurchase Agreement resulting from the Amendment was the extension of the Termination Date to no later than July 31, 2007. Although the Amendment extended the Termination Date, the Termination Date was extended to no later than July 31, 2006. The previously filed Current Report was accurate in all other respects. Capitalized terms not defined herein have the meanings ascribed to them in the Amendment. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

*    *    *    *

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Amendment No. 12 to Master Repurchase Agreement, dated as of June 19, 2006, among Credit Suisse First Boston Mortgage Capital LLC, MortgageIT, Inc., MHL Funding Corp. and MortgageIT Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By:   /s/ ANDY OCCHINO

Andy Occhino Secretary

Date: June 28, 2006

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated June 28, 2006 (June 19, 2006)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 12 to Master Repurchase Agreement, dated as of June 19, 2006, among Credit Suisse First Boston Mortgage Capital LLC, MortgageIT, Inc., MHL Funding Corp. and MortgageIT Holdings, Inc.